Sub-Item 77Q1(e)

                                 AMENDMENT NO. 7
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of June 2, 2009, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Counselor Series Trust, a Delaware statutory trust, and Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc. a Delaware corporation.

                                  WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio - AIM Core Plus Bond Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                         EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                         ------------------------------------
AIM Core Plus Bond Fund                         June 2, 2009
AIM Floating Rate Fund                          April 14, 2006
AIM Multi-Sector Fund                           November 25, 2003
AIM Select Real Estate Income Fund              March 12, 2007
AIM Structured Core Fund                        March 31, 2006
AIM Structured Growth Fund                      March 31, 2006
AIM Structured Value Fund                       March 31, 2006

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

                             AIM CORE PLUS BOND FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million ...............................................     0.450%
Next $500 million ................................................     0.425%
Next $1.5 billion ................................................     0.400%
Next $2.5 billion ................................................     0.375%
Over $5 billion ..................................................     0.350%

                             AIM FLOATING RATE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million ...............................................      0.65%
Next $4.5 billion ................................................      0.60%
Next $5 billion ..................................................     0.575%
Over $10 billion .................................................      0.55%

                             AIM MULTI-SECTOR FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................     0.695%
Next $250 million.................................................      0.67%
Next $500 million.................................................     0.645%
Next $1.5 billion.................................................      0.62%
Next $2.5 billion.................................................     0.595%
Next $2.5 billion.................................................      0.57%
Next $2.5 billion.................................................     0.545%
Amount over $10 billion...........................................      0.52%

                       AIM SELECT REAL ESTATE INCOME FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................      0.75%
Next $250 million.................................................      0.74%
Next $500 million.................................................      0.73%
Next $1.5 billion.................................................      0.72%
Next $2.5 billion.................................................      0.71%
Next $2.5 billion.................................................      0.70%
Next $2.5 billion.................................................      0.69%
Amount over $10 billion...........................................      0.68%

                            AIM STRUCTURED CORE FUND
                           AIM STRUCTURED GROWTH FUND
                            AIM STRUCTURED VALUE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................      0.60%
Next $250 million.................................................     0.575%
Next $500 million.................................................      0.55%
Next $1.5 billion.................................................     0.525%
Next $2.5 billion.................................................      0.50%
Next $2.5 billion.................................................     0.475%
Next $2.5 billion.................................................      0.45%
Over $10 billion..................................................     0.425%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                  AIM COUNSELOR SERIES TRUST


Attest: /s/ P. Michelle Grace                     By: /s/ John M. Zerr
        -----------------------------                 --------------------------
        Assistant Secretary                           John M. Zerr
                                                      Senior Vice President

(SEAL)

                                                  INVESCO AIM ADVISORS, INC.


Attest: /s/ P. Michelle Grace                     By: /s/ John M. Zerr
        -----------------------------                 --------------------------
        Assistant Secretary                           John M. Zerr
                                                      Senior Vice President

(SEAL)


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